Exhibit 99.1

W. P. Carey Announces Second Quarter 2026 Financial Results

New York, NY – July 28, 2026 – W. P. Carey Inc. (NYSE: WPC) (W. P. Carey or the Company), a net lease real estate investment trust, today reported its financial results for the second quarter ended June 30, 2026.

Financial Highlights

2026 Second Quarter
Net income attributable to W. P. Carey (millions)	$185.4
Diluted earnings per share	$0.82

AFFO (millions)	$305.4
AFFO per diluted share	$1.34

•Raising and narrowing 2026 AFFO guidance range to between $5.19 and $5.27 per diluted share, implying 5.2% year-over-year growth at the midpoint
•Full-year investment volume assumption raised to between $1.7 billion and $2.1 billion
•Second quarter cash dividend of $0.940 per share, equivalent to an annualized dividend rate of $3.76 per share

Real Estate Portfolio
•Investment volume of $1.3 billion completed year to date, including $706.5 million during the second quarter
•Active capital investments and commitments of $132.7 million scheduled to be completed during the second half of 2026
•Gross disposition proceeds of $246.2 million during the first half of 2026, including $83.7 million during the second quarter
•Contractual same-store rent growth of 2.6% year over year

Balance Sheet and Capitalization
•Equity –
◦Sold 5.3 million shares of common stock subject to forward sale agreements during the second quarter, representing total gross proceeds of approximately $392 million
◦Settled a portion of outstanding forward sale agreements during the second quarter for net proceeds totaling approximately $345 million
◦At the end of the second quarter approximately $691 million of equity subject to forward sale agreements remained available for settlement
•Debt –
◦Subsequent to quarter end, issued $350 million of 5.200% Senior Unsecured Notes due 2036, with proceeds scheduled to be used to prepay $350 million of 4.250% Senior Unsecured Notes due October 2026
W. P. Carey Inc. 6/30/2026 Earnings Release 8-K – 1

MANAGEMENT COMMENTARY

“The momentum we established last year continued through the first half of 2026, with a strong pace of investment activity and successful capital markets execution,” said Jason Fox, Chief Executive Officer. “We continue to see compelling acquisition opportunities at attractive spreads and with our anticipated investment activity pre-funded well into 2027, we have ample capacity to continue investing.

“Our outlook for potential rent loss has also improved and we expect to increasingly benefit from inflationary tailwinds flowing through our CPI-linked leases. Reflecting our performance to date and outlook for the remainder of the year, I'm pleased to say we're again raising our expectations for both full-year investment volume and AFFO per share, with AFFO growth now above 5% at the midpoint.”

QUARTERLY FINANCIAL RESULTS

Revenues

•Revenues, including reimbursable costs, for the 2026 second quarter totaled $461.1 million, up 7.0% from $430.8 million for the 2025 second quarter.

◦Lease revenues increased due primarily to net investment activity.

◦Income from finance leases and loans receivable increased primarily as a result of net investment activity.

◦Operating property revenues decreased due primarily to the sale of the Company’s self-storage operating portfolio, comprising the sale of 63 properties in 2025 and 11 during the 2026 first quarter.

Net Income Attributable to W. P. Carey

•Net income attributable to W. P. Carey for the 2026 second quarter was $185.4 million, up 262.1% from $51.2 million for the 2025 second quarter, due primarily to a mark-to-market gain of $41.6 million recognized on the Company’s shares of Lineage during the current-year period (as compared to a loss of $69.0 million recognized during the prior-year period), higher gains from remeasurement of foreign debt, the Company’s $49.9 million proportionate share of a gain on sale recognized by a jointly-owned investment during the current-year period, and the accretive impact of net investment activity, partly offset by higher impairment charges and lower gain on sale of real estate.

Adjusted Funds from Operations (AFFO)

•AFFO for the 2026 second quarter was $1.34 per diluted share, up 4.7% from $1.28 per diluted share for the 2025 second quarter, primarily reflecting accretive net investment activity, partly offset by the impact of higher interest rates from debt refinancings on interest expense and the settlement of forward equity.

Note: Further information concerning AFFO, which is a non-GAAP supplemental performance metric, is presented in the accompanying tables and related notes.

Dividend

•On June 11, 2026, the Company reported that its Board of Directors increased its quarterly cash dividend to $0.940 per share, equivalent to an annualized dividend rate of $3.76 per share, representing a 4.4% increase compared to the 2025 second quarter. The dividend was paid on July 15, 2026 to shareholders of record as of June 30, 2026.

W. P. Carey Inc. 6/30/2026 Earnings Release 8-K – 2

AFFO GUIDANCE

•The Company’s AFFO per diluted share guidance and key underlying assumptions have been updated as follows:

	Prior 2026 Guidance	Updated 2026 Guidance
AFFO per diluted share	$5.16 – $5.26	$5.19 – $5.27
Investment volume	$1.5 – $2.0 billion	$1.7 – $2.1 billion
Disposition volume	$250 – $750 million	$350 – $550 million
General and administrative expenses	$103 – $106 million	$103 – $106 million
Property expenses, excluding reimbursable tenant costs	$56 – $60 million	$54 – $58 million
Tax expense (on an AFFO basis)	$45 – $49 million	$43 – $47 million

•The Company has raised and narrowed its AFFO per diluted share guidance range for the 2026 full year, primarily reflecting higher expected lease revenues (including the impacts of higher anticipated investment volume and a more favorable outlook for potential rent loss), together with certain lower projected expenses, partly offset by the impact of settling forward equity.

Note: The Company does not provide guidance on net income. The Company only provides guidance on AFFO and does not provide a reconciliation of this forward-looking non-GAAP guidance to net income due to the inherent difficulty in quantifying certain items necessary to provide such reconciliation as a result of their unknown effect, timing and potential significance. Examples of such items include impairments of assets, gains and losses from sales of assets, and depreciation and amortization from new acquisitions.

REAL ESTATE

Investments

•Year to date, the Company completed investments totaling $1.3 billion, including $706.5 million during the 2026 second quarter.

•The Company currently has five capital investments and commitments totaling $132.7 million scheduled to be completed during the second half of 2026. In addition, the Company has five capital investments and commitments totaling $165.9 million scheduled to be completed over the course of 2027.

Dispositions

•During the first half of 2026, the Company disposed of 28 properties for gross proceeds totaling $246.2 million, including nine properties during the 2026 second quarter for gross proceeds totaling $83.7 million.

Contractual Same-Store Rent Growth

•As of June 30, 2026, contractual same-store rent growth was 2.6% year over year on a constant currency basis.

Composition

•As of June 30, 2026, the Company’s net lease portfolio consisted of 1,748 properties, comprising 188 million square feet leased to 384 tenants, with a weighted-average lease term of 12.2 years and an occupancy rate of 98.5%.

W. P. Carey Inc. 6/30/2026 Earnings Release 8-K – 3

BALANCE SHEET AND CAPITALIZATION

Liquidity

•As of June 30, 2026, the Company had total liquidity of $2.7 billion, primarily comprising $1.9 billion of available capacity under its Senior Unsecured Credit Facility (net of amounts reserved for standby letters of credit), in addition to cash and cash equivalents and available net proceeds under unsettled forward equity sale agreements.

Forward Equity

•During the 2026 second quarter, the Company sold 5,271,817 shares of common stock under its ATM program pursuant to forward sale agreements at a weighted-average gross price of $74.32 per share, representing total gross proceeds of approximately $392 million.

•During the 2026 second quarter, the Company settled a portion of its outstanding forward sale agreements, issuing 5,066,282 shares of common stock for net proceeds of approximately $345 million.

•As of June 30, 2026, the Company had a total of 9,914,031 shares available for settlement under forward sale agreements, representing anticipated net proceeds totaling approximately $691 million.

Senior Unsecured Notes – Subsequent to Quarter End

•As previously announced, on July 2, 2026, the Company completed an underwritten public offering of $350 million aggregate principal amount of 5.200% Senior Notes due September 15, 2036.

•The Company is scheduled to use the offering proceeds on July 29, 2026 to prepay the $350 million of 4.250% Senior Unsecured Notes due October 2026, with no associated prepayment costs.

* * * * *

Supplemental Information

The Company has provided supplemental unaudited financial and operating information regarding the 2026 second quarter and certain prior quarters, including a description of non-GAAP financial measures and reconciliations to GAAP measures, in a Current Report on Form 8-K filed with the Securities and Exchange Commission (SEC) on July 28, 2026, and made available on the Company’s website at ir.wpcarey.com/investor-relations.

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Live Conference Call and Audio Webcast Scheduled for Wednesday, July 29, 2026 at 11:00 a.m. Eastern Time
Please dial in at least 10 minutes prior to the start time.

Date/Time: Wednesday, July 29, 2026 at 11:00 a.m. Eastern Time
Call-in Number: 1 (877) 465-1289 (U.S.) or +1 (201) 689-8762 (international)

Live Audio Webcast and Replay: www.wpcarey.com/earnings

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W. P. Carey Inc. 6/30/2026 Earnings Release 8-K – 4

W. P. Carey Inc.

W. P. Carey ranks among the largest net lease REITs with a well-diversified portfolio of high-quality, operationally critical commercial real estate, which includes 1,748 net lease properties covering approximately 188 million square feet as of June 30, 2026. With offices in New York, London, Amsterdam and Dallas, the company remains focused on investing primarily in single-tenant industrial, warehouse and retail properties located in the U.S. and Europe, under long-term net leases with built-in rent escalations.

www.wpcarey.com

* * * * *

Cautionary Statement Concerning Forward-Looking Statements

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of W. P. Carey and can be identified by the use of words such as “may,” “will,” “should,” “would,” “will be,” “goals,” “believe,” “project,” “expect,” “anticipate,” “intend,” “estimate,” “opportunities,” “possibility,” “strategy,” “maintain” or the negative version of these words and other comparable terms. These forward-looking statements include, but are not limited to, statements made by Mr. Jason Fox regarding future acquisition opportunities, outlook for potential rent loss, anticipated benefits from CPI-linked rent escalations and expectations for both full-year 2026 investment volume and AFFO per share. These statements are based on the current expectations of our management, and it is important to note that our actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable risks or uncertainties, like the risks related to fluctuating interest rates, the impact of inflation and tariffs on our tenants and us, the effects of pandemics and global outbreaks of contagious diseases, and domestic or geopolitical crises (such as terrorism, military conflict, war or the perception that hostilities may be imminent), political instability or civil unrest, or other conflict, and those additional risk factors discussed in reports that we have filed with the SEC, could also have material adverse effects on our future results, performance or achievements. Discussions of some of these other important factors and assumptions are contained in W. P. Carey’s filings with the SEC and are available at the SEC’s website at http://www.sec.gov, including Part I, Item 1A. Risk Factors in W. P. Carey’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

Institutional Investors:
Peter Sands
1 (212) 492-1110
institutionalir@wpcarey.com

Individual Investors:
W. P. Carey Inc.
1 (212) 492-8920
ir@wpcarey.com

Press Contact:
Amanda Woodward
1 (212) 492-1171
awoodward@wpcarey.com

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W. P. Carey Inc. 6/30/2026 Earnings Release 8-K – 5

W. P. CAREY INC.
Consolidated Balance Sheets (Unaudited)
(in thousands, except share and per share amounts)

	June 30, 2026	December 31, 2025
Assets
Investments in real estate:
Land, buildings and improvements — net lease and other	$15,222,867	$14,451,306
Land, buildings and improvements — operating properties	181,694	286,079
Net investments in finance leases and loans receivable	1,174,274	1,171,886
In-place lease intangible assets and other	2,581,342	2,466,199
Above-market rent intangible assets	653,281	668,707
Investments in real estate	19,813,458	19,044,177
Accumulated depreciation and amortization (a)	(3,656,944)	(3,578,330)
Assets held for sale, net	10,441	3,327
Net investments in real estate	16,166,955	15,469,174
Equity method investments	279,503	310,178
Cash and cash equivalents	163,538	155,329
Other assets, net	1,042,026	1,068,480
Goodwill	982,611	987,071
Total assets	$18,634,633	$17,990,232

Liabilities and Equity
Debt:
Senior unsecured notes, net	$7,376,851	$6,950,261
Unsecured term loans, net	1,164,524	1,196,366
Unsecured revolving credit facility	116,230	435,417
Non-recourse mortgages, net	194,246	140,646
Debt, net	8,851,851	8,722,690
Accounts payable, accrued expenses and other liabilities	621,068	670,038
Below-market rent and other intangible liabilities, net	97,192	104,055
Deferred income taxes	157,117	151,820
Dividends payable	218,789	207,487
Total liabilities	9,946,017	9,856,090

Preferred stock, $0.001 par value, 50,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 450,000,000 shares authorized; 227,807,251 and 219,145,876 shares, respectively, issued and outstanding	228	219
Additional paid-in capital	12,418,948	11,830,737
Distributions in excess of accumulated earnings	(3,605,214)	(3,539,592)
Deferred compensation obligation	100,172	80,239
Accumulated other comprehensive loss	(241,737)	(253,346)
Total stockholders’ equity	8,672,397	8,118,257
Noncontrolling interests	16,219	15,885
Total equity	8,688,616	8,134,142
Total liabilities and equity	$18,634,633	$17,990,232
________
(a)Includes $2.2 billion and $2.1 billion of accumulated depreciation on buildings and improvements as of June 30, 2026 and December 31, 2025, respectively, and $1.5 billion of accumulated amortization on lease intangibles as of both June 30, 2026 and December 31, 2025.

W. P. Carey Inc. 6/30/2026 Earnings Release 8-K – 6

W. P. CAREY INC.
Quarterly Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025
Revenues
Real Estate:
Lease revenues	$409,661	$402,831	$364,195
Income from finance leases and loans receivable	27,162	27,686	20,276
Operating property revenues	11,638	12,050	34,287
Other lease-related income	11,209	10,452	9,643
	459,670	453,019	428,401
Investment Management:
Other advisory income and reimbursements	1,000	1,000	1,072
Asset management revenue	394	490	1,304
	1,394	1,490	2,376
	461,064	454,509	430,777
Operating Expenses
Depreciation and amortization	134,378	136,183	120,595
Impairment charges — real estate	79,421	40,008	4,349
General and administrative	25,934	27,348	24,150
Reimbursable tenant costs	19,472	19,692	17,718
Property expenses, excluding reimbursable tenant costs	15,206	14,552	13,623
Stock-based compensation expense	13,909	7,441	10,943
Operating property expenses	8,603	8,694	16,721
Merger and other expenses	613	1,180	192
	297,536	255,098	208,291
Other Income and Expenses
Interest expense	(78,979)	(78,460)	(71,795)
Earnings from equity method investments (a)	55,579	4,543	6,161
Other gains and (losses) (b)	48,558	6,791	(148,768)
Gain on sale of real estate, net	5,819	54,141	52,824
Non-operating income (c)	4,245	4,704	3,495
	35,222	(8,281)	(158,083)
Income before income taxes	198,750	191,130	64,403
Provision for income taxes	(13,091)	(14,634)	(13,091)
Net Income	185,659	176,496	51,312
Net income attributable to noncontrolling interests	(270)	(194)	(92)
Net Income Attributable to W. P. Carey	$185,389	$176,302	$51,220

Basic Earnings Per Share	$0.82	$0.80	$0.23
Diluted Earnings Per Share	$0.82	$0.80	$0.23
Weighted-Average Shares Outstanding
Basic	225,971,719	220,620,496	220,569,259
Diluted	227,215,203	221,618,296	220,874,935

Dividends Declared Per Share	$0.940	$0.930	$0.900
__________
(a)Amount for the three months ended June 30, 2026 includes our $49.9 million proportionate share of a gain recognized on the sale of a portfolio by a jointly owned investment.
(b)Amount for the three months ended June 30, 2026 primarily comprises a mark-to-market unrealized gain for our investment in shares of Lineage of $41.6 million, net gains on foreign currency exchange rate movements of $10.8 million and a non-cash allowance for credit losses of $6.4 million.
(c)Amount for the three months ended June 30, 2026 comprises a dividend of $2.9 million from our investment in shares of Lineage, interest income on deposits of $0.8 million and realized gains on foreign currency exchange derivatives of $0.5 million.

W. P. Carey Inc. 6/30/2026 Earnings Release 8-K – 7

W. P. CAREY INC.
Year-to-Date Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share amounts)

	Six Months Ended June 30,
	2026	2025
Revenues
Real Estate:
Lease revenues	$812,492	$717,963
Income from finance leases and loans receivable	54,848	37,734
Operating property revenues	23,688	67,381
Other lease-related income	21,661	12,764
	912,689	835,842
Investment Management:
Other advisory income and reimbursements	2,000	2,139
Asset management and other revenue	884	2,654
	2,884	4,793
	915,573	840,635
Operating Expenses
Depreciation and amortization	270,561	250,202
Impairment charges — real estate	119,429	11,203
General and administrative	53,282	51,117
Reimbursable tenant costs	39,164	34,810
Property expenses, excluding reimbursable tenant costs	29,758	25,329
Stock-based compensation expense	21,350	20,091
Operating property expenses	17,297	33,265
Merger and other expenses	1,793	748
	552,634	426,765
Other Income and Expenses
Interest expense	(157,439)	(140,599)
Earnings from equity method investments	60,122	11,539
Gain on sale of real estate, net	59,960	96,601
Other gains and (losses)	55,349	(190,965)
Non-operating income	8,949	11,405
	26,941	(212,019)
Income before income taxes	389,880	201,851
Provision for income taxes	(27,725)	(24,723)
Net Income	362,155	177,128
Net income attributable to noncontrolling interests	(464)	(84)
Net Income Attributable to W. P. Carey	$361,691	$177,044

Basic Earnings Per Share	$1.62	$0.80
Diluted Earnings Per Share	$1.61	$0.80
Weighted-Average Shares Outstanding
Basic	223,310,890	220,485,859
Diluted	224,609,380	220,913,225

Dividends Declared Per Share	$1.870	$1.790

W. P. Carey Inc. 6/30/2026 Earnings Release 8-K – 8

W. P. CAREY INC.
Quarterly Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025
Net income attributable to W. P. Carey	$185,389	$176,302	$51,220
Adjustments:
Depreciation and amortization of real property	133,663	135,480	119,930
Impairment charges — real estate	79,421	40,008	4,349
Gain on sale of real estate, net	(5,819)	(54,141)	(52,824)
Proportionate share of adjustments to earnings from equity method investments (a) (b)	(50,133)	2,263	2,231
Proportionate share of adjustments for noncontrolling interests (c)	(26)	(25)	(82)
Total adjustments	157,106	123,585	73,604
FFO (as defined by NAREIT) Attributable to W. P. Carey (d)	342,495	299,887	124,824
Adjustments:
Other (gains) and losses (e)	(48,558)	(6,791)	148,768
Straight-line and other leasing and financing adjustments	(15,459)	(24,178)	(15,374)
Stock-based compensation	13,909	7,441	10,943
Amortization of deferred financing costs	5,292	5,139	4,628
Above- and below-market rent intangible lease amortization, net	3,706	2,498	5,061
Tax expense – deferred and other	2,617	2,727	2,820
Merger and other expenses	613	1,180	192
Other amortization and non-cash items	548	593	579
Proportionate share of adjustments to earnings from equity method investments (a)	303	213	309
Proportionate share of adjustments for noncontrolling interests (b)	(22)	(52)	(80)
Total adjustments	(37,051)	(11,230)	157,846
AFFO Attributable to W. P. Carey (d)	$305,444	$288,657	$282,670

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (d)	$342,495	$299,887	$124,824
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (d)	$1.51	$1.35	$0.57
AFFO attributable to W. P. Carey (d)	$305,444	$288,657	$282,670
AFFO attributable to W. P. Carey per diluted share (d)	$1.34	$1.30	$1.28
Diluted weighted-average shares outstanding	227,215,203	221,618,296	220,874,935

W. P. Carey Inc. 6/30/2026 Earnings Release 8-K – 9

W. P. CAREY INC.
Year-to-Date Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Six Months Ended June 30,
	2026	2025
Net income attributable to W. P. Carey	$361,691	$177,044
Adjustments:
Depreciation and amortization of real property	269,143	248,867
Impairment charges — real estate	119,429	11,203
Gain on sale of real estate, net	(59,960)	(96,601)
Proportionate share of adjustments to earnings from equity method investments (a)	(47,870)	3,874
Proportionate share of adjustments for noncontrolling interests (c)	(51)	(160)
Total adjustments	280,691	167,183
FFO (as defined by NAREIT) Attributable to W. P. Carey (d)	642,382	344,227
Adjustments:
Other (gains) and losses	(55,349)	190,965
Straight-line and other leasing and financing adjustments	(39,637)	(34,407)
Stock-based compensation	21,350	20,091
Amortization of deferred financing costs	10,431	9,410
Above- and below-market rent intangible lease amortization, net	6,204	6,184
Tax expense – deferred and other	5,344	2,038
Merger and other expenses	1,793	748
Other amortization and non-cash items	1,141	1,139
Proportionate share of adjustments to earnings from equity method investments (a)	516	223
Proportionate share of adjustments for noncontrolling interests (b)	(74)	(128)
Total adjustments	(48,281)	196,263
AFFO Attributable to W. P. Carey (d)	$594,101	$540,490

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (d)	$642,382	$344,227
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (d)	$2.86	$1.56
AFFO attributable to W. P. Carey (d)	$594,101	$540,490
AFFO attributable to W. P. Carey per diluted share (d)	$2.65	$2.45
Diluted weighted-average shares outstanding	224,609,380	220,913,225
__________
(a)Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Earnings from equity method investments on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.
(b)Amount for the three months ended June 30, 2026 includes our $49.9 million proportionate share of a gain recognized on the sale of a portfolio by a jointly owned investment.
(c)Adjustments disclosed elsewhere in this reconciliation are on a consolidated basis. This adjustment reflects our FFO or AFFO on a pro rata basis.
(d)FFO and AFFO are non-GAAP measures. See below for a description of FFO and AFFO.
(e)Amount for the three months ended June 30, 2026 primarily comprises a mark-to-market unrealized gain for our investment in shares of Lineage of $41.6 million, net gains on foreign currency exchange rate movements of $10.8 million and a non-cash allowance for credit losses of $6.4 million.

W. P. Carey Inc. 6/30/2026 Earnings Release 8-K – 10

Non-GAAP Financial Disclosure

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to, nor a substitute for, net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as restated in December 2018. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from the sale of certain real estate, impairment charges on real estate or other assets incidental to the company’s main business, gains or losses on changes in control of interests in real estate and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly owned investments. Adjustments for unconsolidated partnerships and jointly owned investments are calculated to reflect FFO on the same basis.

We also modify the NAREIT computation of FFO to adjust GAAP net income for certain non-cash charges, such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rent and related reserves, other non-cash rent adjustments, non-cash allowance for credit losses on loans receivable and finance leases, stock-based compensation, non-cash environmental accretion expense, amortization of discounts and premiums on debt and amortization of deferred financing costs. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses, such as gains or losses from extinguishment of debt, gains or losses on the mark-to-market fair value of equity securities, merger and acquisition expenses, spin-off expenses, and income and expenses associated with our captive insurance company. We also exclude realized and unrealized gains/losses on foreign currency exchange rate movements (other than those realized on the settlement of foreign currency derivatives), which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income to arrive at AFFO because they are not the primary drivers in our decision-making process and excluding these items provides investors with a view of our portfolio performance over time and makes it more comparable to other REITs. AFFO also reflects adjustments for unconsolidated partnerships and jointly owned investments. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies and determine executive compensation.

We believe that AFFO is a useful supplemental measure for investors to consider because we believe it will help them better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency exchange rate losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net income computed under GAAP, alternatives to net cash provided by operating activities computed under GAAP, or indicators of our ability to fund our cash needs.

W. P. Carey Inc. 6/30/2026 Earnings Release 8-K – 11